News Release
For Immediate Release

Company Contact:
Jack Collins, EVP Finance/Corporate Development
Phone: (405) 702-7460
Websites: www.qrcp.net & www.qelp.net
Quest Announces PostRock Registration Statement Declared Effective by SEC
Shareholder Meetings Scheduled for March 5, 2010
OKLAHOMA CITY — February 8, 2010 — Quest Resource Corporation (NASDAQ: QRCP) (“QRCP”) and Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP”) today announced the Securities and Exchange Commission (“SEC”) has declared the Registration Statement of PostRock Energy Corporation (“PostRock”) on Form S-4 effective. The Form S-4 registers with the SEC PostRock’s common stock to be issued in connection with the pending merger (“the Merger”) of QRCP, QELP, and Quest Midstream Partners, L.P. (“QMLP”) into PostRock, a new, publicly-traded corporation that would wholly own all three entities. Shareholders of QRCP and QELP as of the February 1, 2010 record date will be mailed a copy of the definitive joint proxy statement/prospectus included in the Registration Statement in order to consider and vote upon the Merger at shareholder meetings that have been scheduled for March 5, 2010.
Investors may obtain a copy of the Registration Statement and the definitive joint proxy statement/prospectus (when available) and other documents containing information about the parties to the merger agreement, at QRCP’s web site at www.qrcp.net, and QELP’s web site at www.qelp.net.
About PostRock, QRCP, QELP, and QMLP
PostRock will hold the assets currently owned by QRCP, QELP, and QMLP and will operate with a more streamlined corporate structure.
QRCP is a fully integrated E&P company that owns: producing properties and acreage in the Appalachian Basin of the northeastern United States; 100% of the general partner and a 57% limited partner interest in QELP, including subordinated units; and 85% of the general partner and 36.4% of the limited partner interests in the form of subordinated units in QMLP. QRCP operates and controls QELP and QMLP through its ownership of their general partners. For more information, visit QRCP’s website at www.qrcp.net. QRCP routinely posts important information in the “Investors” section of its website.
QELP was formed by QRCP to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. QELP owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. QELP also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit QELP’s website at www.qelp.net. QELP routinely posts important information in the “Investors” section of its website.
QMLP was formed by QRCP to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. QMLP owns more than 2,000 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit QMLP’s website at www.qmlp.net.
Additional information
In connection with the proposed Merger, PostRock filed a registration statement on Form S-4 with the SEC, which was declared effective on February 5, 2010. The registration statement covers the shares of PostRock common stock to be issued to QRCP stockholders, QELP common unitholders (other than QRCP) and QMLP common unitholders in the Merger and includes a preliminary joint proxy statement/prospectus. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. A definitive joint proxy statement/prospectus will be sent to QRCP stockholders and QELP common unitholders seeking their approval of the merger agreement and the related mergers. Investors may obtain a free copy of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents containing information about the parties to the merger agreement, without charge, at the SEC’s web site at www.sec.gov, QRCP’s web site at www.qrcp.net, and QELP’s web site at www.qelp.net. Copies of the registration statement and the definitive joint proxy statement/prospectus may also be obtained for free by directing a request to Quest Resource Corporation, Quest Energy Partners, L.P. or Quest Midstream Partners, L.P. at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102; Attn: Jack Collins, Telephone: (405) 600-7704.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Participants in Solicitation
QRCP and QELP and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders and unitholders in respect of the Merger. Information about these persons can be found in QRCP’s and QELP’s respective annual reports on Form 10-K/A for the year ended December 31, 2008 as filed with the SEC on July 29, 2009 and in the definitive joint proxy statement/prospectus included in the registration statement. Additional information about the interests of such persons in the solicitation of proxies in respect of the Merger is included in the definitive joint proxy statement/prospectus, which will be filed with the SEC.